Exhibit 10.3

SIXTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT
AND LIMITED CONSENT AND WAIVER

This SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT AND LIMITED CONSENT AND WAIVER (this “Sixth Amendment”) dated as of July 30, 2014, made by and among CYALUME TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), CYALUME TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Holding Company”), COMBAT TRAINING SOLUTIONS, INC., a Colorado corporation (“CTS”), CYALUME REALTY, INC., a Delaware corporation (“Realty”), CYALUME SPECIALTY PRODUCTS, INC., a Delaware corporation (“Specialty”), and TD BANK, N.A., as Administrative Agent and as the Lender (the “Agent”).

Background

The Borrower, the Holding Company, the lenders party thereto and the Agent entered into an that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 29, 2010 which was amended by that certain First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement and Limited Consent and Joinder dated as of January 20, 2012 which was amended by that certain Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 30, 2012 which was amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 20, 2012, which was amended by that certain Fourth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 19, 2013 which was amended by that Fifth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 27, 2014 (as further amended, modified or supplemented to the date hereof, the “Original Credit Agreement”).

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Holding Company, CTS, Realty and Specialty and the Agent and Lender hereby agree as follows:

1.          Amendment. Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 4 below, the Original Credit Agreement shall be amended as follows:

(A)         Section 1.1 “Definitions” contained in the Original Credit Agreement is hereby amended by deleting the definition of “Omniglow Reserve.”

(B)         Section 1.1 “Definitions” contained in the Original Credit Agreement is hereby amended to add the following definitions:

(1)         “Inventory Reserve.” $1,000,000, which amount will be reduced to $500,000 if $200,000 of Net Proceeds from the equity issuances of Series B Preferred Stock or Series C Preferred Stock is received by the Holding Company between August 1, 2014 and August 15, 2014

(3)         “Series B Preferred Stock.” The preferred stock issued pursuant to that certain Certificate of Designation of Series B Convertible Preferred Stock of Cyalume Technologies Holdings, Inc. dated July 30, 2014, a true, accurate and complete copy thereof is attached to the Sixth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement and Limited Consent and Waiver as Exhibit B.

(2)         “Series C Preferred Stock.” The preferred stock issued pursuant to that certain Certificate of Designation of Series C Preferred Stock of Cyalume Technologies Holdings, Inc. dated July 30, 2014, a true, accurate and complete copy thereof is attached to the Sixth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement and Limited Consent and Waiver as Exhibit C ..

(C)         Section 2.1 “Commitment to Lend” of the Original Credit Agreement is hereby amended to delete the reference therein to “Omniglow Reserve” and to insert the term “Inventory Reserve” on lieu thereof.

(D)         Section 11.1, “Restrictions on Indebtedness” of the Original Credit Agreement is hereby amended to add the following subsection (p):

(p) to the extent constituting Indebtedness, the issuance of the Series C Preferred Stock (and for avoidance of doubt, the Agent and the Lenders, by agreeing to such incurrence, are not agreeing to any payments thereunder or redemptions thereof).

2.          Limited Consent and Waiver. The Borrower has requested that the Agent and the Lenders consent to the Holding Company issuing (the “2014 Issuance”) approximately 1,000 shares of Series B Preferred Stock and 1,000 shares of Series C Preferred Stock pursuant to a Securities Purchase Agreement dated as of July 30, 2014 by and among the Holding Company and the purchasers party thereto, a true, accurate and complete copy thereof is attached hereto as Exhibit A . Under Section 5.3(b)(ii) of the Credit Agreement, all of the Net Proceeds of the 2014 Issuance are to be used to repay the Term Loans. A consent to the 2014 Issuance shall constitute a waiver of such mandatory prepayment contained in Section 5.3(b)(ii) of the Credit Agreement and the 2014 Issuance and the failure to use the proceeds thereof to prepay the Term Loans will not constitute an Event of Default. By the Agent and the Lender providing the consent and waiver herein, the Agent and the Lenders are not agreeing to provide any consent or waiver in the future. The Agent and the Lenders, subject to the terms and conditions hereof and subject to $1,000,000 of the Net Proceeds of the 2014 Issuance being used to pay the costs and expenses of the settlement of the Omniglow Litigation and the remainder being used for working capital by the Borrower, consent to the 2014 Issuance and waive the prepayment requirements under Section 5.3 (b) (ii) for the proceeds of the 2014 Issuance.

3.          Covenant. The Borrower will on or before August 29, 2014, establish a lock box cash management system, in form and substance satisfactory to the Agent in all respects. A default of this covenant will constitute an immediate Event of Default under the Loan Documents for which there is no grace period.

4.          Conditions Precedent. The provisions of this Sixth Amendment shall be effective as of the date on which all of the following conditions are satisfied:

(a)          the Borrower shall have delivered to the Agent a fully executed counterpart of this Sixth Amendment;

(b)          the Borrower shall have delivered to the Agent certified copies of the certificates of designation for each of the Series B Preferred Stock, attached hereto as Exhibit B and of the Series C Preferred Stock, attached hereto as Exhibit C

(c)          the Borrower shall have paid all costs and expenses owing to the Agent and its counsel on or before the date hereof;

(d)          the Borrower shall deliver evidence that the $250,000 note issued to Cova Small Cap Holdings LLC, dated July 15, 2014 (the “Cova Note”) has been converted into equity and is cancelled;

(e)          substantially simultaneously, the Holding Company will have received Net Proceeds of at least $1,800,000 in cash (inclusive of $250,000 previously received by the Holding Company as indebtedness evidenced by the Cova Note) from the 2014 Issuance;

(f)          the Borrower will have delivered a certified or file stamped copy of the Amended and Restated Certificate of Incorporation of the Holding Company dated July 30, 2014; and

(g)          the Agent and the Lender shall have indicated their consent and agreement by executing this Sixth Amendment.

5.          Miscellaneous.

(a)          Ratification. The terms and provisions set forth in this Sixth Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Sixth Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Sixth Amendment, the Original Credit Agreement (as unmodified by this Sixth Amendment) shall control. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b)          Representations and Warranties. The Borrower hereby represents and warrants to the Agent that the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Agent that the execution, delivery and performance by the Borrower of this amendment (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s certificate or articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority in any material respect; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority and (viii) t each of the documents attached hereto as Exhibit A, Exhibit B and Exhibit C are true, accurate and complete copies of such documents and each of the material documents executed in connection therewith have been delivered to the Agent. All representations and warranties made in this Sixth Amendment shall survive the execution and delivery of this Sixth Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

(c)          Release. In addition, to induce the Agent and Lender to agree to the terms of this Sixth Amendment, the Borrower, for and on behalf of, itself and its Subsidiaries and its direct and indirect equity holders represents and warrants that as of the date of its execution of this Sixth Amendment there are no claims or offsets against or rights of recoupment with respect to or defenses or counterclaims to its obligations under the Loan Documents and in accordance therewith it:

(i)          Waives any and all such claims, offsets, rights of recoupment, defenses or counterclaims, arising prior to the date of its execution of this Sixth Amendment and

(ii)         Releases and discharges the Agent and its officers, directors, employees, agents and affiliates (collectively the “released parties”) from any and all liabilities, claims, causes of action, in law or equity, which the Borrower or any of its Subsidiaries or direct or indirect equity holders or any Guarantor may have against any released party arising prior to the date hereof in connection with the Loan Documents or the transactions contemplated thereby.

(d)          Reference to Agreement. Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

(e)          Expenses of the Agent. As provided in the Original Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Sixth Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

(f)          Severability. Any provision of this Sixth Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Sixth Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(g)          Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable laws of the United States of America.

(h)          Successors and Assigns. This Sixth Amendment is binding upon and shall inure to the benefit of the Agent, the Holding Company and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

(i)          Counterparts. This Sixth Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(j)          Effect of Waiver. No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(k)          Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(l)          Entire Agreement. This Sixth Amendment embodies the entire agreement among the parties hereto with respect to the subject matter thereof, and supersedes any and all prior representations and understandings, whether written or oral, relating to this Sixth Amendment. There are no oral agreements among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

BORROWER

CYALUME TECHNOLOGIES, INC.

By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

GUARANTORS

COMBAT TRAINING SOLUTIONS, INC.

By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

CYALUME SPECIALTY PRODUCTS, INC.

By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

CYALUME REALTY, INC.

By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

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HOLDING COMPANY

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

AGENT

TD BANK, N.A.

By:	/s/ Bethany H. Buitenhuys
Name:	Bethany H. Buitenhuys
Title:	Vice President

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